UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 5, 2009
Date of Report (Date of earliest event reported)

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

(914) 606-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of the registrant, EpiCept Corporation (the “Company”), approved the grant of 687,500 options (the “Options”) to purchase shares of the Company’s common stock, par value $0.0001 per share, to certain of the Company’s named executive officers pursuant to the Company’s 2005 Equity Incentive Plan. The Options expire on January 5, 2019, have an exercise price of $0.63 per share (the closing price of the Company’s common stock on the date of grant), and vest ratably on a monthly basis over 48 months beginning in the month of the grant).

The Option grants were as follows:

John V. Talley, President and Chief Executive Officer - 325,000 Options;

Robert W. Cook, Chief Financial Officer and Senior Vice President, Finance and Administration - 87,500 Options;

Stephane Allard, Chief Medical Officer - 100,000 Options;

Ben Tseng, Chief Scientific Officer - 75,000 Options; and

Dileep Bhagwat, Senior Vice President, Pharmaceutical Development - 100,000 Options.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Senior Vice President and Chief Financial Officer

Date: January 7, 2009

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